UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 5, 2005

Technology Solutions Company
(Exact name of Registrant as specified in its charter)
Incorporated in the State of Delaware
Commission File Number 0–19433
Employer Identification No. 36-3584201
205 North Michigan Avenue
Suite 1500
Chicago, Illinois 60601
(Address of principal executive offices)
Registrant’s telephone number, including area code: (312) 228-4500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On December 5, 2005, Technology Solutions Company (the “Company”) announced that Michael R. Gorsage resigned as President and Chief Executive Officer, effective immediately. In connection with his resignation, the Company entered into a severance agreement with Mr. Gorsage. Under the terms of the severance agreement, Mr. Gorsage will receive his health insurance benefits and $420,000 payable in 24 semi-monthly installments over the two-year period commencing with his resignation date. In addition, Mr. Gorsage will be permitted to retain certain Company assets and to receive certain Company transition services, collectively valued at less than $40,000.
A copy of this severance agreement is filed as exhibit hereto and is incorporated by reference herein.
On December 5, 2005, the Company entered into an employment agreement with Carl F. Dill, Jr. as their Chairman and Acting Chief Executive Officer. This employment agreement was approved by the Company’s Compensation Committee.
Mr. Dill’s employment agreement is at-will in that it may be terminated by either party for any reason on 30 days’ written notice to the other party. If Mr. Dill’s employment is terminated by the Company (other than for serious misconduct), he will be entitled to receive continuation of his salary and health insurance benefits for the thirty (30) day period following his termination notice date. Pursuant to this agreement, Mr. Dill’s annual salary will be $258,000.
A copy of this employment agreement is filed as exhibit hereto and is incorporated by reference herein.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits. The following exhibits are filed with this report:

Exhibit
Number	Description of Exhibit
99.1	Separation Agreement with Michael R. Gorsage

99.2	Employment Agreement with Carl F. Dill, Jr.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TECHNOLOGY SOLUTIONS COMPANY

Date: December 9, 2005	By:	/s/ SANDOR GROSZ
Sandor Grosz
Chief Financial Officer